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                                                            Exhibit 5.1

                                   March 9, 2001

  COMFORCE Corporation
  415 Crossways Park Drive
  P.O. Box 9006
  Woodbury, NY  11797

          RE:    COMFORCE Corporation
                 Registration Statement of Form S-8

  Ladies and Gentlemen:

          We have acted as counsel for COMFORCE Corporation, a Delaware corporation (the "Company"), in connection with the registration with the Securities and Exchange Commission (the "SEC") by the Company of 1,341,128 shares of the Company's common stock ("Common Stock") issuable under the COMFORCE Corporation Long-Term Stock Incentive Plan (the "Plan") pursuant to the Securities Act of 1933, as amended (the "Act").

          In connection with the registration, we have examined the following:

          (a) the Certificate of Incorporation and By-laws of the Company, each as amended to date;

          (b) the Registration Statement on Form S-8 (the "Registration Statement") relating to the Common Stock, as filed with the SEC;

          (c)    the Plan; and

          (d) such other documents, records, opinions, certificates and papers as we have deemed necessary or appropriate in order to give the opinions hereinafter set forth.

          The opinions hereinafter expressed are subject to the following qualifications and assumptions:

          (i) In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity of all documents submitted to us as copies to the originals thereof.

          (ii) As to the accuracy of certain factual matters, we have relied on the certificates of officers of the Company and certificates, letters, telegrams or statements of public officials.

          Based upon and subject to the foregoing, we are pleased to advise you that it is our opinion that the shares of Common Stock proposed to be issued under the Plan have been duly authorized and reserved for issuance and will, when issued upon the proper exercise of options granted under the Plan, be legally issued, fully paid and non-assessable.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                         Very truly yours,

                         /s/ Doepken Keevican & Weiss

                         DOEPKEN KEEVICAN & WEISS
                         PROFESSIONAL CORPORATION